Exhibit 23.01

CONSENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 30, 2005 (except for Note 1A, as to which the date is December 19, 2005), accompanying the consolidated financial statements included in the Annual Report of SAN Holdings, Inc. on Form 10-K/A for the year ended December 31, 2004. We hereby consent to the incorporation by reference of said report in the Registration Statement of SAN Holdings, Inc. on Form S-8 (File No 333-81910).

/s/GRANT THORNTON, LLP

Denver, Colorado December 19, 2005